Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment No. 133 to Registration Statement No. 002-93601 on Form N–1A of our report dated September 14, 2018 relating to the financial statements and financial highlights of Fidelity OTC Portfolio, our reports dated September 17, 2018 relating to the financial statements and financial highlights of Fidelity Blue Chip Growth Fund, Fidelity Blue Chip Growth K6 Fund, Fidelity Series Blue Chip Growth Fund, Fidelity Flex Large Cap Growth Fund, and Fidelity Series Small Cap Opportunities Fund, and our reports dated September 18, 2018 relating to the financial statements and financial highlights of Fidelity Real Estate Income Fund and Fidelity Series Real Estate Income Fund, each a fund of Fidelity Securities Fund, appearing in the Annual Reports on Form N-CSR of Fidelity Securities Fund for the year ended July 31, 2018, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 24, 2018